SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   February 15, 1995



                           BANYAN HOTEL INVESTMENT FUND
             (Exact name of Registrant as specified in its charter)



    Delaware                  1-9043                             36-3361229
(State of or other            (Commission File                 (IRS Employer
 jurisdiction of               Number)                          Identification
 incorporation)                                                 Number)


One Penn Plaza, Suite 1531, New York, NY                              10119
(Former Address: 150 South Wacker Drive, Suite 2900, Chicago IL)     (60606)
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code             (212) 736-7880


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ITEM 1.     CHANGE IN CONTROL OF THE REGISTRANT

      On February 15, 1995, a change in control of Banyan Hotel Investment Fund (the "Registrant") occurred pursuant to the closing of the sale of shares of common stock in the Registrant to Mr. Harvey Polly pursuant to an amended Purchase Agreement (the "Agreement") dated August 3, 1994, as previously reported. On January 26, 1995, Mr. Polly's tender offer concluded which resulted in the tender to Mr. Polly of 1,288,217 shares of common stock or 12.5% of the Registrant's then outstanding shares common stock for a cash price of $0.35 per share. Subsequent to the closing of the tender offer, the terms of the Agreement also required Mr. Polly to purchase from the Registrant a number of shares sufficient to allow Mr. Polly to own, by virtue of the combination of the tender offer and the share purchase, not less than 3,335,000 and not more than 40% of the shares of common stock after giving effect to the shares issued in connection with the purchase. On February 15, 1995, per the Agreement Mr. Polly purchased 2,047,766 newly issued shares of common stock of the Registrant for a cash price of $0.22 per share. Upon the acquisition of the aforesaid shares from the Registrant, when combined with the shares of common stock purchased pursuant to the tender offer, Mr. Polly is the beneficial owner of 3,335,983 shares or approximately 27% of the Registrant's outstanding voting shares of common stock.

      Upon the closing of the sale of shares of common stock of the Registrant on February 15, 1995, the Agreement provided for the resignation of the Registrant's current Directors and Officers. In accordance with the agreement, the Directors and Officers resigned and were replaced with Mr. Polly's designees. Subsequent to the resignation of the Directors and Officers of the Registrant, no further arrangements or understanding among the Registrant or its new officers and directors existed. On February 15, 1995, Messrs. Leo Yarfitz, Morton I. Kalb, Willis Ryckman and Harvey Polly were appointed as new Directors of the Registrant. In addition, the new Directors appointed
Mr. Harvey Polly as President and Chief Executive Officer, Mr. Morton I. Kalb as Vice President and Chief Financial Officer, Ms. Celia Zisfein as Secretary and Mr. William L. Wiess as Assistant Secretary. Effective February 15,
1995, Mr. Polly's and the Registrant's address of their principal executive office is One Penn Plaza, Suite 1531, New York, NY 10119.
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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 28, 1995                   BANYAN HOTEL INVESTMENT FUND
                                                  (Registrant)


                                   By:    /s/  Harvey Polly
                                          Harvey Polly

                                   Its:   Chief Executive Officer

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